SARBANES-OXLEY ACT CODE OF ETHICS
FOR PRINCIPAL EXECUTIVE AND SENIOR FINANCIAL OFFICERS
OF 40|86 REGISTERED INVESTMENT COMPANIES

I. Covered Officers/Purpose of the Code

This code of ethics (the "Code") for 40|86 Registered Investment Companies ("40|86 Fund's") U. S. registered proprietary investment companies (collectively, "Trusts" and each a, "Fund") applies to each Fund’s Chief Executive Officer, Chief Administrative Officer, Chief Financial Officer and Controller (the "Covered Officers") for the purpose of promoting:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•
full, fair, accurate, timely and understandable disclosure in reports and documents that the Fund files with, or submits to, the Securities and Exchange Commission ("SEC") and in other public communications made by the Fund;

•	compliance with applicable laws and governmental rules and regulations;

•	the prompt internal reporting of violations of the Code to an appropriate person or persons identified in the Code; and

•	accountability for adherence to the Code.

Each Covered Officer should adhere to a high standard of business ethics and should be sensitive to situations that may give rise to actual as well as apparent conflicts of interest.

II. Administration of Code

The Chief Compliance Officer ("CCO") is responsible for administration of this Code, including granting pre-approvals (see Section III below) and waivers (as described in Section VI below), applying this Code in specific situations in which questions are presented under it and interpreting this Code in any particular situation.

III. Covered Officers Should Ethically Handle Actual and Apparent Conflicts of Interest

Overview. A "conflict of interest" occurs when a Covered Officer's private interest interferes with the interests of, or his service to, the Fund. For example, a conflict of interest would arise if a Covered Officer, or a member of his family, receives improper personal benefits as a result of his position with the Fund.

Certain conflicts of interest arise out of the relationships between Covered Officers and the Fund and already are subject to conflict of interest provisions in the Investment Company Act of 1940 ("Investment Company Act") and the Investment Advisers Act of 1940 ("Investment Advisers Act"). For example, Covered Officers may not individually engage in certain transactions (such as the purchase or sale of securities or other property) with the Fund because of their status as "affiliated persons" of the Fund. The compliance programs and procedures of the Fund and its investment adviser are designed to prevent, or identify and correct, violations of these provisions. This Code does not, and is not intended to, repeat or replace these programs and procedures, and such conflicts fall outside of the parameters of this Code (see Section VII below).

Although typically not presenting an opportunity for improper personal benefit, conflicts arise from, or as a result of, the contractual relationship between a Fund and the investment adviser of which the Covered Officers are also officers or employees. As a result, this Code recognizes that the Covered Officers will, in the normal course of their duties (whether formally for a Fund or for the adviser, or for both), be involved in establishing policies and implementing decisions that will have different effects on the adviser and a Fund. The participation of the Covered Officers in such activities is inherent in the contractual relationship between the Fund and the adviser and is consistent with the performance by the Covered Officers of their duties as officers of a Fund. Thus, if performed in conformity with the provisions of the Investment Company Act and the Investment Advisers Act, such activities will be deemed to have been handled ethically. In addition, it is recognized by the Trusts’' Boards of Directors\Trustees ("Boards") that the Covered Officers may also be officers or employees of one or more other investment companies covered by this or other codes.

Other conflicts of interest are covered by the Code, even if such conflicts of interest are not subject to provisions in the Investment Company Act and the Investment Advisers Act. The following list provides examples of conflicts of interest under the Code, but Covered Officers should keep in mind that these examples are not exhaustive. The overarching principle is that the personal interest of a Covered Officer should not be placed improperly before the interest of the Fund.

Each Covered Officer must:

•
not use his personal influence or personal relationships improperly to influence investment decisions or financial reporting (e.g. through Fraudulent accounting practices) by the Fund whereby the Covered Officer[1]  Any activity or relationship that would present a conflict for a Covered Officer would also present a conflict for the Covered Officer if a member of a Covered Officer's family (spouse, minor children and any account over which a Covered Officer is deemed to have beneficial interest) engages in such an activity or has such a relationship. would benefit personally to the detriment of the Fund; or

•	not cause the Fund to take action, or fail to take action, for the individual personal benefit of the Covered Officer rather than for the benefit of the Fund; and

•
not use material non-public knowledge of portfolio transactions made or contemplated for the Fund to trade personally or cause others to trade personally in contemplation of the market affect of such transactions.

•	There are some potential conflict of interest situations that should always be discussed with the CCO, if material. Examples are as follows:

(1)	service as a director on the board of any public or private company;

(2)	any ownership interest in, or any consulting or employment relationship with, any of the Fund's service providers, other than its investment adviser,

(3)
a direct or indirect financial interest in commissions, transaction charges or spreads paid by the Fund for effecting portfolio transactions or for selling or redeeming shares other than an interest arising from the Covered Officer's employment, such as compensation or equity ownership; and

(4)	the receipt of any gifts or the conveyance of any value (including entertainment) from any company with which the Fund has current or prospective business dealings, except:

(a)	any non-cash gifts of nominal value (nominal value is less than $100); and

(b)	customary and reasonable meals and entertainment at which the giver is present, such as the occasional business meal or sporting event.

IV. Disclosure and Compliance

Each Covered Officer:

•	should be familiar with his or her responsibilities in connection with the disclosure requirements generally applicable to the Fund;

•
should not knowingly misrepresent, or knowingly cause others to misrepresent, facts about the Fund to others, whether within or outside the Fund, including to the Fund's directors and auditors, and to governmental regulators and self-regulatory organizations;

•
should, to the extent appropriate within his or her area of responsibility, consult with other officers and employees of the Trusts’ and the investment adviser with the goal of promoting full, fair, accurate, timely and understandable disclosure in the reports and documents the Trusts’ file with, or submit to, the SEC and in other public communications made by the Trusts’; and

•	is responsible to promote compliance with the standards and restrictions imposed by applicable laws, rules and regulations.

V. Reporting and Accountability

Each Covered Officer must:

•	upon adoption of the Code (or thereafter as applicable, upon becoming a Covered Officer), affirm in writing to the Board that the Covered Officer has received, read, and understands the Code;

•	annually thereafter affirm to the Board that he or she has complied with the requirements of the Code;

•	annually disclose affiliations and other relationships related to conflicts of interest;

•	not retaliate against any other Covered Officer or any employee of the Trusts’ or their affiliated persons for reports of potential violations that are made in good faith; and

•	notify the CCO promptly if he knows of any violation of this Code (failure to do so is itself a violation of this Code).

In rendering decisions and interpretations and in conducting investigations of potential violations under the Code, the CCO may, at his discretion, consult with such persons as he determines to be appropriate, including, but not limited to, a senior legal officer of the Fund or its investment adviser or its affiliates, independent auditors or other consultants, subject to any requirement to seek pre-approval from the Fund's audit committee for the retention of independent auditors to perform permissible non-audit services. The Trusts’ will follow these procedures in investigating and enforcing the Code:

•	the CCO will take all appropriate action to investigate any potential violation of which he becomes aware;

•	if, after investigation the CCO believes that no violation has occurred, the CCO is not required to take any further action;

•	any matter that the CCO believes is a violation will be reported to the Directors of the Fund who are not "interested persons" as defined in the Investment Company Act the ("Non-interested Directors")

•
if the Non-interested Directors of the Board concur that a violation has occurred, it will consider appropriate action, which may include review of, and appropriate modifications to, applicable policies and procedures;

•	notification to appropriate personnel of the investment adviser or its board; or a recommendation to dismiss the Covered Officer; and

•	any changes to or waivers of this Code will, to the extent required, be disclosed as provided by SEC rules

The CCO shall submit an annual report to the Board describing any waivers granted.

VI. Waivers2

A Covered Officer may request a waiver of any of the provisions of the Code by submitting a written request for such waiver to the CCO, setting forth the basis of such request and explaining how the waiver would be consistent with the standards of conduct described herein. The CCO shall review such request and make a determination thereon in writing, which shall be binding.

In determining whether to waive any provisions of this Code, the CCO shall consider whether the proposed waiver is consistent with honest and ethical conduct and other purposes of this Code.

VII. Other Policies and Procedures

This Code shall be the sole code of ethics adopted by the Trusts’ for purposes of Section 406 of the Sarbanes-Oxley Act and the rules and forms applicable to registered investment companies thereunder. Insofar as other policies or procedures of the Trusts’, the Trusts’' investment advisers, principal underwriters, or other service providers govern or purport to govern the behavior or activities of the Covered Officers who are subject to this Code, they are superseded by this Code to the extent that they overlap or conflict with the provisions of this Code. The codes of ethics of the Trusts’ and the investment advisers and principal underwriters under Rule 17j-1 of the Investment Company Act and the Citigroup Code of Conduct and Citigroup Statement of Business Practices as well as other policies of the Fund's investment advisers or their affiliates are separate requirements applying to the Covered Officers and others, and are not part of this Code.

__________
2
For purposes of this Code, Item 2 of Form N-CSR defines "waiver" as "the approval by a Fund of a material departure from a provision of the Code" and includes an "implicit waiver," which means a Fund's failure to take action within a reasonable period of time regarding a material departure from a provision of the Code that has been made known to an executive officer of the Fund.

VIII. Amendments

Any amendments to this Code, other than amendments to Exhibits A, B and C must be approved or ratified by a majority vote of the Board, including a majority of Non-interested Directors.

IX. Confidentiality

All reports and records prepared or maintained pursuant to this Code will be considered confidential and shall be maintained and protected accordingly. Except as otherwise required by law or this Code, such matters shall not be disclosed to anyone other than the appropriate Board and Fund and their respective counsel, counsel to the non-Interested Directors or independent auditors or other consultants referred to in Section V above.

X. Internal Use

The Code is intended solely for the internal use by the Trusts’ and does not constitute an admission, by or on behalf of any Fund, as to any fact, circumstance, or legal conclusion.

Certification Pursuant to Rule 30a-2(a) under the 1940 Act and Section 302 of the Sarbanes-Oxley Act

I, Audrey L. Kurzawa, certify that:

1.	I have reviewed this report on Form N-CSR of 40|86 Strategic Income Fund;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.
Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations, changes in net assets, and cash flows (if the financial statements are required to include a statement of cash flows) of the registrant as of, and for, the periods presented in this report;

4.
The registrant's other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Rule 30a-3(c) under the Investment Company Act of 1940) and internal control over financial reporting (as defined in Rule 30a-3 (d) under the Investment Company Act of 1940) for the registrant and have:

(a)
Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)
Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c)
Evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of a date within 90 days prior to the filing date of this report based on such evaluation; and

(d)
Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the second fiscal quarter of the period covered by this report that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and

5.
The registrant's other certifying officer(s) and I have disclosed to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

(a)
All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize, and report financial information; and

(b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

Date: 8/26/05    /s/  Audrey L. Kurzawa
Audrey L. Kurzawa, President
(principal executive officer)

1

Certification Pursuant to Rule 30a-2(a) under the 1940 Act and Section 302 of the Sarbanes-Oxley Act

I, Daniel J. Murphy, certify that:

1.	I have reviewed this report on Form N-CSR of 40|86 Strategic Income Fund;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.
Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations, changes in net assets, and cash flows (if the financial statements are required to include a statement of cash flows) of the registrant as of, and for, the periods presented in this report;

4.
The registrant's other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Rule 30a-3(c) under the Investment Company Act of 1940) and internal control over financial reporting (as defined in Rule 30a-3(d) under the Investment Company Act of 1940) for the registrant and have:

(a)
Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)
Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c)
Evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of a date within 90 days prior to the filing date of this report based on such evaluation; and

(d)
Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the second fiscal quarter of the period covered by this report that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and

5.
The registrant's other certifying officer(s) and I have disclosed to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

(a)
All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize, and report financial information; and

(b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

Date: 8/29/05    /s/  Daniel J. Murphy
Daniel J. Murphy, Treasurer
(principal financial officer)

2